Exhibit 10.2

September 5, 2017

Via email

Coherus Biosciences, Inc.

Attn: Joan Eggert, Vice President, Transactions and Legal Affairs

Cc: Matthew R. Hooper, Senior Vice President and General Counsel

201 Redwood Shores Parkway, Suite 200

Redwood City, CA

94065

Re: Request for Consent to Assignment of Master Services Agreement

Dear Ms. Eggert,

Reference is made to the Master Services Agreement dated as of January 23, 2012 and all associated Task Orders thereunder (the "Agreement") between Medpace, Inc. ("we" or "our") and Coherus Biosciences, Inc. ("you" or "your"). Capitalized terms used but not defined herein have the meanings ascribed to them under the Agreement.

In connection with an internal reorganization of our corporate group, specifically the formation of a new entity called Medpace Research, Inc., we write to notify you that effective as of July 1, 2017 we intend to assign the Agreement, including the assignment of all of our rights under the Agreement to Medpace Research, Inc. (the "Assignee", and such assignment, the "Assignment").

Medpace Research, Inc. is a wholly owned subsidiary of Medpace, Inc.   All responsibilities of Medpace, Inc. under the Agreement will continue.  The assignment of this Agreement is consistent with internal business management allocations being made by Medpace and Medpace Research, Inc.  The Assignment will have no impact on the services provided to you under the Agreement or the contractual obligations of Medpace Inc. and Medpace Research, Inc. to you. Medpace Research, Inc. hereby assumes the obligation to perform in accordance with the terms and conditions of this Agreement.

In accordance with Section 25 of the Agreement, we hereby request your consent to the Assignment. Please sign the enclosed copy of this letter to acknowledge your consent and return it to John Wynne, Vice President, Commercial Operations, Medpace, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227, using the enclosed pre-addressed and stamped envelope. Because the Assignment is scheduled to take effect on July 1, 2017 we ask that you send us the signed consent upon receipt but in any event no later than 10 days after receipt.

If you have any questions regarding the Assignment or this request for consent, please direct them to Amy Gasser Callow, Asst. General Counsel, Medpace, Inc. at 513-579-9911 ext 12560 or a.callow@medpace.com

We appreciate your assistance and thank you in advance for your prompt attention to this matter.

Very truly yours, Medpace, Inc.
By: /s/ John Wynne Name: John Wynne Vice President, Commercial Operations

The undersigned hereby consents to the Assignment as of the date set forth below:

Coherus Biosciences, Inc.

By: /s/ Joan D. Eggert

Name: Joan D. Eggert

Title: VP, Transactions & Legal Affairs

Date: 06 Sep 2017

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